 United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013 (May 7, 2013)

CCFNB BANCORP, INC.

(Exact name of registrant as specified in its new charter)

Pennsylvania	0-19028	23-2254643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Indent. No.)

232 East Street, Bloomsburg, PA		17815
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code		(570) 784-4400

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on May 7, 2013 (the “Original 8-K”) by CCFNB Bancorp, Inc. (the “Company”) solely for the purpose of disclosing the determination of the Board of Directors of the Company with respect to the frequency of shareholder advisory votes on executive compensation. This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d) On May 7, 2013, the Company held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company recommended in a non-binding advisory vote that future advisory votes on executive compensation should be held every three years. Consistent with the shareholder recommendation, the Board of Directors of the Company has determined that it will hold an advisory vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCFNB BANCORP, INC.

/s/ Jeffrey T. Arnold
Jeffrey T. Arnold, CPA, CIA
Chief Financial Officer

Dated: May 28, 2013